EXHIBIT 10.7
Prepared by and after recording, please return to:
Michael D. Killin
Campbell Bohn Killin Brittan & Ray, LLC
270 St. Paul Street, Suite 200
Denver, Colorado 80206
(303) 322-3400
DEED OF TRUST
(SECURES FUTURE ADVANCES)
     THIS DEED OF TRUST (this “Deed of Trust”), made as of July 25, 2006, by JOHN B. SANFILIPPO & SON, INC., a Delaware corporation, whose address is 2299 Busse Road, Elk Grove Village, IL 60007 (“Trustor”, which designation shall include successors in interest), to Equity Title of Colorado, 3950 Lewiston Street, Suite 100, Aurora, Colorado 80011 (hereinafter referred to as the “Trustee”), for the benefit of U.S. Bank National Association, a national banking association, as Collateral Agent, whose address is 950 Seventeenth Street, Suite 350, Denver, Colorado 80202, its successors and assigns in that capacity (hereinafter referred to as “Beneficiary”).
     WITNESSETH, THAT WHEREAS Trustor has entered into an Amended and Restated Credit Agreement dated July 25, 2006 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”) and a Note Purchase Agreement, Dated December 16, 2004 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Note Purchase Agreement”). With respect to the Credit Agreement and Note Purchase Agreement (collectively referred to herein as the “Loan Agreement”), Beneficiary, the lenders under the Credit Agreement and the holders of the notes under the Note Purchase Agreement have entered into an Intercreditor and Collateral Agency Agreement, and the Trustor and Beneficiary have entered into a related Security Agreement, both of even date herewith (collectively, the “Intercreditor Agreement” and together with the Loan Agreement and with all other agreements in connection therewith, the "Loan Documents”), which Intercreditor Agreement, provides, among other things, for the execution and delivery by Trustor of this Deed of Trust, in favor of Beneficiary, as “Collateral Agent”, for the ratable benefit of the secured parties described therein (together with successors and assigns, the “Lenders”). The Loan Agreement has entitled and entitles Trustor to borrow principal sums and to obtain letters of credit up to and including the amount of One Hundred Ninety Million Dollars ($190,000,000) and to obtain other credit accommodations from the Lenders in unspecified amounts, which indebtedness is and shall be evidenced by the promissory notes and other documents and agreements of Trustor executed or in existence on the date hereof and which may be executed from time to time hereafter (collectively, the “Notes”), with interest thereon and payable according to the terms thereof, with maturity dates according to the terms thereof, with an original outside maturity date of December 1, 2014 (which outside maturity date may be extended from time to time in accordance with the terms of the Loan Agreement).
     NOW THEREFORE, Trustor, in consideration of these premises, and to secure the performance of the Loan Agreement and the prompt payment of the Notes, including future advances, and any other sums that may be added to the principal of the Notes pursuant to the Loan Agreement and under the terms of this Deed of Trust, together with interest thereon and any sums advanced or expended by Beneficiary in protection or enforcement of its interests hereunder, and to secure the prompt performance of all promises, conditions and covenants related thereto and all other Senior Indebtedness, as defined in the Intercreditor Agreement (sometimes hereinafter referred to as the “Secured Obligations”), does hereby grant, warrant, bargain, sell, convey, pledge and hypothecate unto the Trustee, in trust forever for the benefit of Beneficiary, for the ratable benefit of the Lenders, WITH THE POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, the hereinafter described real property (the “Land”), situated in the County of Merced, State of California, to-wit:
     That property more particularly described in Exhibit A attached hereto and made a part hereof.
     TO HAVE AND TO HOLD the same, together with all and singular the privileges and appurtenances thereunto belonging, including without limitation, the following, whether now owned or hereafter acquired (a) any and all improvements, tenements, buildings, easements, fixtures, privileges, reservations, allowances, hereditaments and appurtenances, now or hereafter belonging or pertaining to the Land; (b) all of Trustor’s right, title and interest in any land lying between the boundaries of the Land and the center line of any adjacent street, road, avenue or alley, whether existing or proposed; (c) all oil, gas, minerals, crops, timber, trees, shrubs, flowers and landscaping plants and materials now or hereafter located on, under or above the Land; (d) all plats, surveys, soil and engineering data, plans and specifications, drawings, renderings, profiles, shop drawings and all development rights associated with the Land, now existing or hereafter transferred to the Land from other real property; (e) all awards and payments, including without limitation, interest payments, resulting from the exercise of any right of condemnation or eminent domain or from any other public or private taking of, injury to or decrease in the value of, any of the Land; (f) all water, rights to water and water rights, ditches and ditch rights, wells and well rights (specifically including, but not limited to those well permits listed on Exhibit A), springs and spring rights and reservoirs and reservoir rights appurtenant to or historically used in connection with the Land and all of Trustor’s rights and interests under applicable state or federal law to all unappropriated water contained in or available from any part of the water bearing formations underlying the Land, together with all associated easements and rights-of-way; (g) any and all of Trustor’s right, title and interest in water taps purchased or available for purchase from any water provider or any other person; (h) all of the rents, income, receipts, revenues, royalties, issues and profits of or from the Land and the improvements located thereon (collectively, the “Rents”); (i) any and all rights and estates in reversion or remainder; and (j) any and all other rights and interest of every kind and nature in all property, whether real or personal, forming a part of or used in connection with the Land and the construction, operation and convenience of the improvements located thereon, including without limitation, all machines, machinery, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, power, sprinkler protection, waste removal, refrigeration and ventilation; all building materials, supplies and equipment located on the Land and intended to be incorporated into the improvements thereon, whether or not affixed; all floor coverings, screens, draperies, partitions, furniture and furnishings; all architects’, contractors’ and suppliers’ agreements and contracts and all plans and specifications relating to the construction of improvements; and all headgates, flumes, wells, well equipment, pumps, pumping equipment, pumping accessories, sprinkler systems, and fences (the Land, together with the rights listed in

(a) through (j) of this paragraph, collectively are the “Property”). Without detracting from the foregoing, this Deed of Trust shall constitute an assignment of all of Trustor’s right, title and interest in and to appurtenant contracts, if any.
     Amendments, renewals, extensions, modifications and substitutions of and for the indebtedness and obligations secured hereby, including without limitation the Notes, may be made by the Lenders pursuant to the terms of the Loan Agreement and upon such terms and conditions and with such modifications and changes, including without limitation, changes in the interest or discount rate, as the Lenders may see fit in accordance with the Loan Agreement, and in the event and to the extent that Trustor is not the obligor of any such indebtedness, and such indebtedness does not increase the obligations and/or covenants or decrease the rights of Trustor hereunder such amendments, renewals, extensions, modifications and substitutions may be made at any time and from time to time without further notice to or consent from Trustor. The Lenders may enter into any agreement with any other obligor or guarantor, or may release or discharge any obligor or guarantor from any indebtedness, without notice to or consent of Trustor, and without releasing or compromising this Deed of Trust provided that Trustor’s obligations and/or covenants hereunder are not increased or its rights diminished thereby. If the ownership of the Property becomes vested in a person or persons other than Trustor, Beneficiary, for the ratable benefit of the Lenders, may, without notice to Trustor, deal with such successor or successors in interest of Trustor with reference to this Deed of Trust, the Secured Obligations and the Property in the same manner as if such person or persons were Trustor, without in any way releasing or discharging Trustor.
     IN TRUST NEVERTHELESS, that, upon an “Event of Default” (as such term is defined in the Intercreditor Agreement), Beneficiary and Trustee shall each have all the following rights and remedies: (a) With or without notice (except as required by the Loan Documents), and without releasing any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or default of Trustor with respect to the Property and, in connection therewith, to enter upon the Property and do such acts and things as Beneficiary or Trustee reasonably deem necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons; (b) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations; (c) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment; (d) To enter upon, possess, manage and operate the Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Property, to make, terminate, enforce or modify Leases of the Property upon such terms and conditions as Beneficiary reasonably deems proper, to make repairs, alterations and improvements to the Property as necessary, in Trustee’s or Beneficiary’s sole but reasonable judgment, to protect or enhance the security hereof; (e) To execute a written notice of such Event of Default and of its election to cause the Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale; (f) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as set forth in the Intercreditor Agreement; and (g) Upon sale of the Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (w) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios previously discussed between Trustor and Beneficiary; and (z) Beneficiary’s credit bid may be (at Beneficiary’s sole and absolute discretion) higher or lower than any appraised value of the Property.
     After deducting all reasonable costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and reasonable attorneys’ fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Trustee shall apply all proceeds of any foreclosure sale: (a) to payment of all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.
     All sums received by Beneficiary under in accordance herewith, less all reasonable costs and expenses incurred by Beneficiary or any receiver under, including, without limitation, reasonable attorneys’ fees, shall be applied in payment of the Secured Obligations as set forth in the Intercreditor Agreement; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.
     Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property and Collateral (as hereinafter defined), nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.
     Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the any leases in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a default hereunder, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this paragraph.

     Trustee accepts this trust when this Deed of Trust is recorded. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Agreement or any documents related thereto, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (c) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. TRUSTOR SHALL FROM TIME TO TIME, PAY THE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND HOLD HARMLESS TRUSTEE AGAINST, ANY AND ALL LIABILITY AND REASONABLE EXPENSES WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE’S DUTIES. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder. Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee pursuant, including without limitation, any deed, conveyance, instrument, officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee.
     Trustor shall pay Trustee’s fees and reimburse Trustee for expenses in the administration of this trust, including reasonable attorneys’ fees. Trustor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including, without limitation, any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the proper exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease the Property after a Default or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor. Trustor indemnifies Trustee and Beneficiary against, and holds Trustee and Beneficiary harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which either may suffer or incur: (a) by reason of this Deed of Trust; (b) by reason of the execution of this trust or in performance of any act required or permitted hereunder or by law; (c) as a result of any failure of Trustor to perform Trustor’s obligations; or (d) by reason of any alleged obligation or undertaking on Beneficiary’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property. The above obligation of Trustor to indemnify and hold harmless Trustee and Beneficiary shall survive the release and cancellation of the Secured Obligations and the release and reconveyance or partial release and reconveyance of this Deed of Trust. Trustor shall pay all amounts and indebtedness arising under this paragraph immediately upon demand by Trustee or Beneficiary together with interest thereon from the date of such demand at the highest Default Rate (as defined in the Credit Agreement).
     From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new Trustee.
     TRUSTOR EXPRESSLY COVENANTS AND AGREES:
     1. Payment of Indebtedness. To pay all and singular of the principal and interest and other sums of money payable by virtue of the Loan Agreement, Notes or other Secured Obligations, on the days respectively that the same severally become due.
     2. Performance of Obligations. To perform each and every stipulation, agreement and condition of the Loan Agreement, Notes, or any other document or instrument evidencing Secured Obligations, and of this Deed of Trust.
     3. Insurance. To maintain, or cause to be maintained, insurance on the Property, in each case, for the benefit of Beneficiary as follows:
     (a) All-risk builders risk insurance (non-reporting form) during the construction of any improvements on the Land or to the Property (referred to in this paragraph 3 as the “Improvements”) in an amount equal to one hundred percent (100%) of the replacement cost of the Improvements, providing all-risk coverage on the Improvements and the materials stored on the Property and elsewhere, and including the perils of collapse, water damage and, if requested by Beneficiary, flood, business interruption, permission to occupy, interests costs and other risks;
     (b) All-risk casualty insurance after the completion of the construction of each of the Improvements, in an amount at least equal to one hundred percent (100%) of the replacement cost of such Improvements with an agreed amount endorsement, providing all-risk coverage on the Improvements, and including the perils of business interruption or loss of rents for a period of not less than twelve (12) months, boiler/machinery coverage, and other risks;
     (c) Workers’ compensation insurance for contractors for statutory limits;
     (d) Flood hazard coverage for any portion of the Property that is located in an identified flood hazard area by any “Governmental Authority” (as defined in the Loan Agreement); and
     (e) Such other insurance as is required in the Loan Agreement.
     The permanent all-risk casualty insurance as described in item (b) above, shall be provided on a building by building basis as the construction of each building is completed and a certificate of occupancy or equivalent is issued with respect thereto; provided that there shall be no lapse in the insurance coverage and the Improvements must at all times be covered by either builder’s risk or permanent all-risk casualty insurance. All of the insurance policies described above shall be “occurrence” based policies, issued on forms, by companies and in amounts satisfactory to Beneficiary. Trustor shall deliver or cause to be delivered to Beneficiary certificates of insurance naming Beneficiary as mortgagee and additional loss payee and copies of the insurance policies. Regardless of the failure of the certificates of insurance or policies strictly to comply with the terms and provisions of this Deed of Trust, Beneficiary’s interest in and lien upon the policies and their proceeds shall continue unimpaired.
     In the event of any loss covered by any policy on the Improvements, the carrier named in such policy is and shall be directed by Trustor to make payment for such loss to Beneficiary and not to Trustor, or to Trustor and Beneficiary jointly. Notwithstanding the foregoing, Beneficiary shall disburse the net amount of any such insurance proceeds to Trustor for application to the costs of repair, rebuilding, or restoration of the Improvements to as good or better condition as such Improvements were in immediately prior to any casualty on account of which such amounts are paid (the “Restoration”), provided that the following conditions have been satisfied in Beneficiary’s sole but reasonable discretion: (i) Beneficiary shall have determined that the Improvements can be restored to as good or better condition as such Improvements were in immediately prior to the casualty on account of which such amounts are paid, prior to the earliest “Maturity Date” of the Notes (as defined in the Loan Agreement); (ii) Beneficiary shall have determined that such net amounts (together with any equity funds of Trustor deposited by Trustor with Beneficiary) shall be sufficient to complete the Restoration; and (iii) no Event of Default shall have occurred and be continuing.
     Any insurance proceeds which are to be disbursed by Beneficiary and applied to the Restoration (together with any equity funds of Trustor deposited by Trustor with Beneficiary) shall be held and disbursed by Beneficiary upon such terms and conditions as would be required by a prudent interim construction lender and in accordance with the disbursement procedures, terms and conditions set forth in the Loan Agreement. Any reduction in the Secured Obligations resulting from Beneficiary’s application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and, in any event, the unpaid portion of the Secured Obligations shall remain in full force and effect and Trustor shall not be excused in the payment thereof. Trustor agrees to execute and deliver, from time to time, such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Beneficiary is hereby irrevocably constituted and appointed the attorney-in-fact of Trustor (which power of attorney shall be irrevocable, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Trustor and shall not be affected by any disability or incapacity suffered by Trustor subsequent to the date hereof), with full power of substitution, subject to the terms of this section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor; provided, however, that Beneficiary will not exercise such power so long as no Event of Default shall have occurred and be continuing, and such power shall automatically cease upon payment or other satisfaction of the liabilities secured by this Deed of Trust.
     The net amount of any sums received by Beneficiary under this section in excess of the amount necessary to complete the Restoration may, at the option of Beneficiary, be applied to the outstanding Secured Obligations, in such order as set forth in the Loan Documents.
     4. Advances for Taxes, Insurance or Prior Encumbrances. If for any reason Trustor fails to insure and deliver the policies and certificates of insurance or to pay promptly all taxes,

assessments, levies, water rents, insurance premiums, and any amount due upon prior encumbrances, if any, Beneficiary may, but shall not be obligated to, procure the insurance or pay such taxes, assessments, levies, water rents, insurance premium and amount due on the prior encumbrance, regardless of whether to prevent default, cure any default or redeem the Property from foreclosure or sale.
     5. Title to Property. Trustor warrants title to the Property is free and clear of all liens and encumbrances, except those listed on Exhibit B, attached hereto and made a part hereof (the “Permitted Exceptions”). To the fullest extent permitted by applicable law, Trustor waives the homestead exemption and all other exemptions available to Trustor by statute or otherwise, whether now vested or to be acquired.
     6. Preservation of Property. Trustor shall (a) promptly repair, restore or rebuild any buildings or improvements now or hereafter comprising a part of the Property that may be damaged or destroyed; (b) keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien except as permitted by the terms of the Loan Documents; (c) comply with all applicable requirements of law, rule and regulation and with restrictions of record with respect to the Property and the use thereof; (d) suffer or permit no change in the general nature of the proposed use of the Property without Beneficiary’s prior written consent, which is not to be unreasonably withheld; and (e) suffer or commit no waste, impairment or deterioration of the Property and, regardless of natural depreciation, to keep the Property and the improvements thereon at all times in good condition and repair, ordinary wear and tear excepted. Trustor shall pay when due all utility charges which are incurred by Trustor for gas, electricity, water and sewer services furnished to the Property and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Property, whether or not such assessments or charges are or may become liens thereon. In the event of any failure of Trustor to so protect and preserve the Property, Beneficiary, at Trustor’s cost and expense, if not paid by Trustor, may take whatever actions, and expend such sums, as Beneficiary may deem required to protect and preserve the Property.
     7. Inspection. Beneficiary shall have the right to have its authorized representative or representatives enter upon and inspect the Property at all times, after notice of the inspection has been given to Trustor.
     8. Environmental Matters. Except as disclosed to Beneficiary in the Loan Agreement, Trustor warrants that: (a) no notice has been received to the effect that, or Trustor has no knowledge that, the Property or its operations is not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations (“Environmental Laws”) or is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the Property; (b) there have been no releases of hazardous materials at, on or under the Property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the Property; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the Property that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the Property; and (d) no conditions exist at, on or under the Property which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Laws. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, detoxification, closure, or other remedial work of any kind or nature (“Remedial Action”) is required under any Environmental Law due to the current or future presence, suspected presence, release or suspected release of a Hazardous Material on, under, in or about the Property, within thirty (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any Environmental Law) Trustor shall commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion in accordance with applicable law, all such Remedial Action within any time limits provided in any Environmental Law or by order of any court or Governmental Authority, or if no such reasonable period of time is provided within such reasonable time as is approved by Beneficiary. All Remedial Action shall be performed by one or more contractors and/or engineers) retained by Trustor and approved in advance in writing by Beneficiary, which approval shall not be unreasonably withheld, and shall be under the supervision of one or more consulting engineer(s) retained by Trustor and approved in advance in writing by Beneficiary, which approval shall not be unreasonably withheld. In the event Trustor shall fail timely to commence or cause to be commenced or fail diligently to prosecute to completion such Remedial Action, Beneficiary may, but shall not be obligated to, cause such Remedial Action to be performed, and all costs and expenses (including, without limitation, reasonable attorneys’ fees) thereof or incurred by Beneficiary in connection therewith shall be paid by Trustor.
     9. Restriction on Transfer; Effect of Transfer. It shall be an immediate default hereunder, at the option of Beneficiary, if, without the prior consent of Beneficiary, Trustor shall, either directly or indirectly, create, effect or consent to, or shall suffer or permit, any conveyance, sale, assignment, transfer, lien, pledge, Deed of Trust, security interest or other encumbrance or alienation of the Property or any part thereof or interest therein; provided, however, that the foregoing provisions of this Paragraph 9 shall not apply to (a) liens securing the Secured Obligations; (b) the lien of current taxes and assessments not in default; (c) the Permitted Exceptions; or (d) to the extent otherwise permitted in the Loan Agreement. In the event of any sale or transfer of the title to the Property, should Beneficiary not exercise its option to accelerate the Secured Obligations, the purchaser or new owner shall be deemed to have assumed and agreed to pay the Secured Obligations, whether or not the instrument evidencing such sale or transfer expressly so provides, and this covenant shall run with the Land and remain in full force and effect until the Secured Obligations are paid in full. The provisions of this Paragraph 9 shall be operative with respect to, and shall be binding upon, any persons who shall acquire any part of, interest in or encumbrance upon the Property. Trustor agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under through or upon the Property would impair the value of the Property; and that Trustor shall have no right, power or authority to lease the Property, or any part thereof, for oil, gas or other mineral purposes or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from Beneficiary express written permission therefor. Trustor shall not grant any easement or right-of-way with respect to all or any portion of the Property without the prior written consent of Beneficiary, which shall not be unreasonably withheld. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and reborrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.
     10. Sums Expended by Beneficiary. Trustor shall be liable to Beneficiary for any expenditure made by Beneficiary that is not reimbursed by Trustor, including without limitation, court or alternative dispute resolution costs and reasonable attorneys’ fees, pursuant or incidental to this Deed of Trust or the exercise of the rights and remedies given it under this Deed of Trust, which sums shall bear interest at the rate provided in the Notes. Such sums shall be due and payable within ten (10) days after demand, shall be so much additional indebtedness secured by this Deed of Trust, shall be a lien on the Property, and shall be paid out of the proceeds of the sale of the Property, if not otherwise paid by Trustor.
     11. Litigation Relating to the Property. Beneficiary shall have the right, but no obligation, to file and defend suits at the expense of Trustor and in Trustor’s name relating to the Property or the lien created by this Deed of Trust or to preserve its rights pursuant to this Deed of Trust, but shall incur no personal liability by its acts or omissions in relation to such proceedings.
     12. Zoning; Special Districts. Without the prior written consent of Beneficiary, Trustor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Property. Trustor shall comply with and make or cause to be made all payments required under the provisions of any covenants, conditions or restrictions affecting the Property. Trustor shall comply with all existing and future requirements of all Governmental Authorities having jurisdiction over the Property. If, under applicable zoning provisions, the use of all or any part of the Property is or becomes a nonconforming use, Trustor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed. Trustor will take no action to include or permit the Property to be included within the boundaries or subject to the powers of any quasi-governmental entity, including without limitation, any special improvement district, metropolitan district, or special district, without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed.
     13. Assignment of Rents and Leases. As further security for the Secured Obligations, Trustor hereby absolutely and irrevocably grants, conveys, pledges, hypothecates, transfers and assigns unto Beneficiary all Rents now or hereafter due or payable for the occupancy or use of the Property or any portion thereof, and all leases and subleases, whether written or oral, with all security therefore, including without limitation, all guaranties thereof, now or hereafter affecting the Property. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Rents is not contingent upon, and may be exercised without possession of, the Property. Beneficiary confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default. Trustor represents, warrants, and covenants to and with Beneficiary that (a) the Rents have not been sold, assigned, transferred or set over by any instrument now in force and will not at any time during the term of this assignment be sold, assigned, transferred or set over; and (b) Trustor has the right to sell, assign, transfer and set over the Rents and to grant to and confer upon Beneficiary the rights, interests, powers and authorities granted and conferred by this Deed of Trust. Upon the occurrence and during the continuation of an Event of Default, the License shall automatically be revoked and Beneficiary may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, or by a receiver to be appointed by a court, with or without bringing any action or proceeding (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation, making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify leases; (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Beneficiary deems reasonably proper to protect the security of this Deed of Trust, and (f) either with or without taking possession of the Property, in its own name or in the name of Trustor, collect and receive all or any Rents, including without limitation, those past due and unpaid. Upon written notice from Beneficiary, all tenants of and other obligors with respect to the Property hereby are directed by Trustor to pay promptly all Rents as they fall due to Beneficiary without further notice from Trustor. In connection with the foregoing, Beneficiary shall be entitled and empowered to employ attorneys and management, rental and other agents in and about the Property to effect the matters which Beneficiary is empowered to do, and if Beneficiary shall itself effect such matters, Beneficiary shall be entitled to charge and receive such reasonable management, rental and other fees as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Beneficiary or such persons shall be so much additional indebtedness subject to the terms of this Deed of Trust. Beneficiary may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including without limitation, reasonable attorneys’ and agents’ fees, charges, costs and expenses, upon any indebtedness in accordance with the terms of the Intercreditor Agreement. The entering upon and taking possession of the Property and the collection of Rents and the application thereof as set forth in this Deed of Trust shall not cure or waive any default or invalidate any act done by Beneficiary.
     14. Right to Possession and Receiver. Upon the occurrence and during the continuation of an Event of Default, Beneficiary shall at once become entitled to the possession, use and enjoyment of the Property, and to the Rents, from the date of such occurrence and continuing during the pendency of any foreclosure proceedings, and the periods of redemption, if any. Possession shall at once be delivered to Beneficiary on request, and on refusal, the delivery of possession may be enforced by Beneficiary by any appropriate civil suit or proceeding, and Beneficiary shall be entitled to a receiver for the Property, and of the Rents, for and including without limitation, the time covered by any proceedings for sale or foreclosure and the applicable periods of redemption, if any. Beneficiary shall be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Trustor, or of the then owner of the Property, and without regard to the value of the Property, and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived, and all Rents shall be applied by such receiver, after the payment of all costs to maintain and preserve the Property, to the payment of the indebtedness according to law and the orders and directions of a court of competent jurisdiction.

     15. Mortgagee in Possession. Nothing contained in this Deed of Trust shall be construed as making Beneficiary or any of the Lenders a “mortgagee in possession.”
     16. Attorneys’ Fees — Foreclosure. Trustor agrees to pay reasonable attorneys’ fees for legal services incurred by Beneficiary with respect to any action to enforce this Deed of Trust, including without limitation, any foreclosure proceedings, and such fees shall be allowed or taxed by the Court as part of the costs of foreclosure.
     17. Deficiency; Rights Cumulative. Beneficiary shall retain the right to pursue and receive judgment for any deficiency balance remaining unpaid after foreclosure, and to exercise all other legal and equitable remedies for the collection of the Secured Obligations; all rights and remedies of Beneficiary are cumulative and may be exercised in any order. Trustor acknowledges that Trustor is not a resident of the State of California and that the Notes and all of the other documents and agreements relating to the Secured Obligations, except this Deed of Trust, are governed by the laws of states other than the State of California. Trustor acknowledges and agrees that rights and defenses arising out of the law of the State of California, including, but not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure shall not apply to Trustor or limit any rights and remedies of Beneficiary. Without limiting the generality of the foregoing, to the extent they would arguably apply, Trustor waives all rights and defenses that Trustor may have because the Secured Obligations may be secured by real or personal property other than the Property hereby encumbered. This means, among other things: (a) that Beneficiary may collect from Trustor (including enforcing this Deed of Trust against Trustor) without first foreclosing on any other real or personal property collateral pledged by Trustor; and (b) if Beneficiary forecloses on any real property collateral pledged by Trustor the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. This Section sets forth an unconditional and irrevocable waiver of any rights and defenses Trustor may have. Trustor acknowledges and agrees that Beneficiary is relying on this waiver in extending credit to Trustor and that this waiver is a material part of the consideration that Beneficiary is receiving for extending such credit to Trustor.
     18. Waivers. Any waiver of any right or remedy of Beneficiary must be in writing. No waiver, express or implied, of the performance of any obligation, agreement or covenant hereof shall be deemed or taken to be a waiver of the strict performance of any other or future obligation, agreement or covenant hereof. No payment or advancement by Beneficiary on behalf of Trustor shall be deemed a waiver of the breach occurring by reason of the failure of Trustor to make such payment or of the right to elect to foreclose this Deed of Trust. Any delay by Beneficiary in exercising its rights and remedies under the Loan Agreement, Notes or this Deed of Trust shall not, even though such delay be repeated and extended, be construed as a waiver of the right of Beneficiary to exercise any right or remedy given it in this Deed of Trust, in the Loan Agreement, Notes, by operation of law or otherwise. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation (“Other Property”) marshalled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.
     19. UCC Security Agreement. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the State of California (the “Code”) with respect to any part of the Property, which might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (for the purposes of this Paragraph 19 called “Collateral”), and Trustor hereby grants to Beneficiary a security interest in the Collateral to secure the Secured Obligations. As to its security interest in the Collateral, Beneficiary shall have all of the rights and remedies of a “secured party” under the Code. The provisions of this Paragraph 19 shall not limit the generality or applicability of any other provision of this Deed of Trust, but shall be in addition thereto. This Deed of Trust constitutes a “fixture filing” under the Code as to all of the Collateral which is or hereafter becomes a fixture under applicable law.
     20. Successors and Assigns. It is further expressly understood and agreed that all covenants and agreements here described shall extend to and be binding upon the heirs, executors, legal representatives, successors and assigns (voluntary and involuntary by operation of law) of the respective parties hereto.
     21. Severability. The unenforceability or invalidity of any provision hereof shall not render any other provision or provisions unenforceable or invalid.
     22. Further Assurances. Trustor will do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper, in the sole judgment of Beneficiary, for the better assuring, conveying, mortgaging, assigning and confirming unto Beneficiary all of the Property or property intended so to be, whether now owned by Trustor or hereafter acquired.
     23. Headings. Headings are used in this Deed of Trust for convenience only and shall not be used to alter or interpret the terms and provisions of this Deed of Trust.
     24. Counterparts. This Deed of Trust may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute the Deed of Trust.
     25. Additional California Provisions.
     (a) Remedies, Generally. Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents, Beneficiary shall have the right to exercise any and all of its rights and remedies granted it hereunder, as well as all remedies available to it under California Civil Code Section 2938 or any successor statute.
     (b) Power of Sale. Beneficiary may deliver to Trustee a written declaration of an Event of Default and demand for sale which requests that Trustee record and serve a written notice of default and of election to cause the Property to be sold, and cause any or all of the

Property to be sold under the power of sale granted by this Deed of Trust in the manner herein below specified in this Section 25.
     (c) Declaration of Default; Acceptance. Beneficiary shall (i) deliver to Trustee a written declaration of an Event of Default which recites facts which demonstrate Trustor’s default, and a demand that Trustee sell the Property, and (ii) deposit the Note and this Deed of Trust, if required by law, with Trustee. Trustee shall accept Beneficiary’s declaration of an Event of Default as true and as demonstrative of Trustor’s default and shall record and serve a written notice of default and of election to cause the Property to be sold in the manner required by applicable law.
     (d) Rescission of Notice of Default. Beneficiary may rescind any notice of default at any time before Trustee’s sale by executing a notice of rescission and recording it. The recordation of the notice will constitute a cancellation of any prior declaration of an Event of Default and demand for sale and of any acceleration of maturity of the Secured Obligations affected by any prior declaration or notice of an Event of Default. The exercise by Beneficiary of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder or under applicable law.
     (e) Date of Trustee’s Sale. If, after the expiration of any period of time provided by applicable law, Trustor’s Event of Default has not been cured and Trustor’s Secured Obligations have not been reinstated in the manner required by applicable law, Trustee shall establish a date for the sale of the Property and record and serve a notice of sale in the manner required by applicable law.
     (f) Trustee’s Sale. If, on or before the date scheduled for the sale of the Property, Trustor’s Event of Default has not been cured and the Secured Obligations have not been reinstated, and Trustor has not redeemed the Property, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by Trustee in the notice of sale, either as a whole or in separate parcels, and in such order as Trustee may determine, at public auction, and to any Person, including Trustor, Beneficiary or Trustee. The Property shall be sold to the highest bidder for cash payable at the time of sale. Notwithstanding the foregoing, instead of paying cash for the Property, Beneficiary may credit the amount of its auction sale bid by the amount of the Secured Obligations, or any fraction thereof, including, without limitation, Trustee’s cost and expenses from the sale of the Property. Beneficiary will be entitled to bid, at any trustee’s or foreclosure sale of the Property, the amount of the Environmental Damages (as hereinafter defined), any costs incurred by Beneficiary with respect to any Environmental Problem (as hereinafter defined) and interest in addition to the amount of other Secured Obligations as a credit bid, the equivalent of cash. Furthermore, to the fullest extent permitted by law, if a full credit bid has been made by Beneficiary in the amount of the Secured Obligations, other than Secured Obligations for Environmental Damages and any costs incurred by Beneficiary with respect to any Environmental Problem incurred by Beneficiary, any Secured Obligations comprised of the Environmental Damages and any costs incurred by Beneficiary with respect to any Environmental Problem shall not be discharged by virtue of the full credit bid and shall remain an obligation of Trustor to be satisfied under this Deed of Trust.
     (g) Delivery of Deed. Trustee shall deliver to the purchaser of the Property a deed which conveys title to the Property without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of their truthfulness.
     (h) Postponement of Trustee’s Sale. Trustee may postpone the sale of all or any portion of the Property in accordance with California Civil Code §2924g, by public announcement at the time and place of sale, and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement or as otherwise allowed by said statute.
     (i) Application of Sale Proceeds. The proceeds of Trustee’s public auction of the Property shall be applied in the following manner: (i) payment of the portion of the Secured Obligations attributable to the costs and expenses of the sale; (ii) repayment of the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary (other than the Environmental Damages and costs incurred by Beneficiary with respect to any Environmental Problem) under the terms of this Deed of Trust, plus interest at the Default Rate; (iii) payment of all other Secured Obligations and all other obligations of Trustor secured by this Deed of Trust, in any order that Beneficiary chooses; (iv) repayment of the portion of the Secured Obligations attributable to the Environmental Damages and costs incurred by Beneficiary with respect to any Environmental Problem under the terms of this Deed of Trust, plus interest at the Default Rate; and (v) the remainder, if any, to satisfy the outstanding balance of obligations secured by any junior encumbrances in the order of their priority, then to Trustor or Trustor’s successor in interest.
     (j) Proof of Compliance with the Law. In the event of a sale of the Property or any part thereof, the recital in any deed transferring the Property, of (i) the occurrence of a default, (ii) the due delivery and/or recordation of breach and election of sale, and (iii) the elapsing of the required time period concerning such notices and the eventual sale, will be conclusive proof of the default, recording, election of sale, elapsing of time, and the due giving of notice, and that such sale was regularly and validly made upon proper demand by Beneficiary. Any deed with these recitals will be effectual and conclusive against Trustor, its successors, and assigns, and all other Persons. The receipt for the purchase money recited or in any deed executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.
     (k) Acceptance by Trustee. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceedings in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.
     (l) Rights and Duties. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Trustee, or to see to the performance or observance by Trustor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.
     (m) Subrogation to Existing Liens; Vendor’s Lien. To the extent that proceeds of the Note are used to pay Secured Obligations secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Beneficiary at Trustee’s request, and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Obligations, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Beneficiary is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Beneficiary, Trustor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Beneficiary shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Deed of Trust or under the vendor’s lien without waiving the other or may foreclose under both.
     (n) Substitute Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Obligations secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. In the event that the Secured Obligations is owned by more than one person or entity, the holder or holders of not less than a majority in amount of such indebtedness shall have the right and authority to make or otherwise provide for the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this Subsection 25(n). Such appointment and designation by Beneficiary, or by the holder or holders of not less than a majority of the Secured Obligations secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or association or trust and such appointment is executed in its behalf by an officer or trustee of such corporation or association or trust, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association or trust. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee, and it shall thereupon succeed to and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor substitute appointed and designated as herein provided) from time to time acting hereunder.
     (o) No Liability of Trustee. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OR JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE’S NEGLIGENCE), EXCEPT FOR TRUSTEE’S GROSS NEGLIGENCE OR MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder. Trustee hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trustee, shall do lawfully by virtue hereof.
     (p) Judgment on Environmental Provision.
          (i) Judgment Sought. Pursuant to California Code of Civil Procedure §736, Beneficiary may bring an action (as such term is defined in California Code of Civil Procedure §22) for breach of contract against Trustor for breach of any provision contained in this Section 25 hereof (the “Environmental Provision”), for the recovery of the Environmental Damages listed in this Section 25, and for the enforcement of the Environmental Provision, whether the Environmental Provision is or was contained in or secured by this Deed of Trust and whether or not this Deed of Trust has been discharged, reconveyed or foreclosed upon. Notwithstanding the foregoing, no injunction for the enforcement of an Environmental Provision may be issued after (i) satisfaction of the Secured Obligations or (ii) transfer of Trustor’s right, title and interest in and to the “Real Property Security” (as such term is defined in California Code of Civil Procedure §736(f)(4)) in a bona fide transaction to an unaffiliated third party for fair value.

          (ii) Damages. The damages that Beneficiary may recover pursuant to Section 25(p)(i) above shall be limited to reimbursement or indemnification of the following (collectively, the “Environmental Damages”): (A) if not pursuant to an order of any Governmental Authority relating to the cleanup, remediation, or other response action required by any applicable rule promulgated by a Governmental Authority, those costs relating to a reasonable and good faith cleanup, remediation, or other response action concerning a Release (such term shall have the meaning ascribed to it under California Civil Code §2929.5 and under California Civil Code of Procedure §726.5 and §736) or threatened release of Hazardous Materials (each an “Environmental Problem”) which is anticipated by the Environmental Provision; (B) if pursuant to an order of any Governmental Authority which is anticipated by the Environmental Provision, all amounts reasonably advanced in good faith by Beneficiary in connection therewith, provided that Beneficiary negotiated, or attempted to negotiate, in good faith to minimize the amounts it was required to advance under the order; (C) indemnification against all liabilities of Beneficiary to any third party relating to the breach and not arising from acts, omissions or other conduct which occur after Trustor is no longer an owner or operator of the “Real Property Security” in accordance with the standards set forth in California Code of Civil Procedure §726.5(d); and (D) attorneys’ fees and costs incurred by Beneficiary relating to the breach. For the purposes of this Section 25(p), the term “owner or operator” means those persons described in §101(20)(A) of CERCLA). Notwithstanding the foregoing, the Environmental Damages recoverable by Beneficiary shall not include (y) any part of the principal amount or accrued interest of the Secured Obligations, except for any amounts advanced by Beneficiary to cure or mitigate the breach of any Environmental Provision that is added to the principal amount, and contractual interest thereon, or (z) amounts which relate to a Release which was knowingly permitted, caused or contributed to by Beneficiary or any affiliate or agent of Beneficiary.
     (q) Waiver of Lien. Pursuant to the terms of California Code of Civil Procedure §726.5, Beneficiary may (i) waive its lien against (A) any parcel of “Real Property Security” that is “environmentally impaired” (as such term is defined in California Code of Civil Procedure §726.5(e)(3), or is an “affected parcel” (as such term is defined in California Code Civil Procedure §726.5(e)(1)), and (B) all or any portion of the personal property attached to such parcels and (ii) exercise (A) the rights and remedies of an unsecured creditor including reduction of its claim against Trustor to judgment and (B) any other rights and remedies permitted by law. As between Beneficiary and Trustor, for purposes of California Code of Civil Procedure §726.5, Trustor shall have the burden of proving that (1) the Releases or threatened Release was not (y) knowingly or negligently caused or contributed to, or (z) knowingly or willfully permitted or acquiesced to, by Trustor or any related party (as such term is defined in California Code of Civil Procedure §726.5(e)(6)), or any affiliate or agent of Trustor or any related party, and (2) in conjunction with the making, renewal or modification of the Secured Obligations, (x) neither Trustor, any related party nor any affiliate or agent of Trustor or any related party had actual knowledge or notice of the Releases or threatened Release of any Hazardous Materials, or (y) if such a person had knowledge or notice of the Releases or threatened Release, Trustor made written disclosure thereof to Beneficiary after Beneficiary’s written request for information concerning the environmental condition of the Real Property Security, or (z) Beneficiary otherwise obtained actual knowledge thereof, prior to the making, renewal or modification of the Secured Obligations.

     (r) Reconveyance Upon Payment of Secured Obligations. In the event that Trustor shall cause to be paid the entire Secured Obligations and perform in full all of its obligations under the Loan Documents, Beneficiary shall release and shall cause Trustee to release the Property from the lien of this Deed of Trust and to reconvey (without warranty by or recourse against Trustee or Beneficiary) the Property to Trustor. Upon Trustee’s receipt of Beneficiary’s request for reconveyance, Trustee shall reconvey, without warranty, the Property or that portion held. When the Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future Rents to the Person legally entitled.
     (s) Environmental Addendum. Beneficiary shall have the right, but not the obligation, to enter upon the Property, from time to time upon prior reasonable notice, and in its sole and absolute discretion, to conduct inspections of the Property and the activities conducted thereon to determine the compliance with all Environmental Laws, the presence of Hazardous Materials and the existence of any potential damages as a result of the condition of Property. In furtherance thereof, Trustor hereby grants to Beneficiary and its agents, employees and qualified consultants and contractors, the right to enter upon the Property and to perform such tests on the Property (including invasive tests) as Beneficiary determines are reasonably necessary. Beneficiary shall conduct such inspections and tests at reasonable times, shall use its best efforts to minimize interference with the operation of the Property and agrees to restore the condition of the Property, but Beneficiary shall not be liable for any interference caused thereby unless due to the gross negligence or willful misconduct or omission of Beneficiary. In furtherance of the purposes above, without limitation of any of Beneficiary’s other rights, Beneficiary may: (i) obtain a court order to enforce Beneficiary’s right to enter and inspect the Property under California Civil Code §2929.5, to which the decision of Beneficiary as to whether there exists any Hazardous Materials on or about the Property in violation of any Environmental Laws, or a breach by Trustor of any environmental provision of this Deed of Trust or any of the other Loan Documents, will be deemed reasonable and conclusive as between the parties; and (ii) have a receiver be appointed pursuant to California Code of Civil Procedure §564 to enforce Beneficiary’s right to enter and inspect the Property for the purpose set forth above. Trustor and Beneficiary agree that (A) this paragraph is intended as Beneficiary’s written request for information and Trustor’s written response concerning the environmental condition of the Property as provided in California Code of Civil Procedure §726.5; and (B) each representation, warranty or covenant, or indemnity made by Trustor in this Deed of Trust or in the other Loan Documents that relates to the environmental condition of the Property is intended by Trustor and Beneficiary to be an “environmental provision” for the purposes of California Code of Civil Procedure §736 and will survive the payment of the Secured Obligations and the termination or expiration of this Deed of Trust and will not be affected by Beneficiary’s acquisition of any interest in the Property, whether by full credit bid at foreclosure, deed in lieu of foreclosure, or otherwise. If there is any transfer of any portion of Trustor’s interest in the Property, any successor-in-interest to Trustor agrees by its succession to that interest that the written request made pursuant to this paragraph will be deemed remade to the successor-in-interest without any further or additional action on the part of Beneficiary and that by assuming the Secured Obligations secured by this Deed of Trust or by accepting the interest of Trustor subject to the lien of this Deed of Trust, the successor remakes each of the representations and warranties in this Deed of Trust and agrees to be bound by each covenant in this Deed of Trust, including but not limited to any indemnity provision.

     (t) Financing Statement. This Deed of Trust shall constitute a financing statement pursuant to UCC §9402(b), and shall be filed as a fixture filing in the Official Records of the County Register of the County in which the Property is located and covers goods which are or are to become fixtures on the Property.
     (u) Border Zone Property. Trustor represents and warranties that the Property has not been designated as “border zone property” under the provisions of California Health and Safety Code Section 25220 et seq. or any regulation adopted in accordance therewith and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as border zone property.
     Trustor hereby requests that a copy of any notice of an Event of Default or other default and notice of sale under this Deed of Trust be mailed to Trustor at Trustor’s address set forth above.
     IN WITNESS WHEREOF, this Deed of Trust is executed as of the day and year first above written.

JOHN B. SANFILIPPO & SON, INC.

By:	/s/ Michael J. Valentine

Its: Chief Financial Officer

STATE OF ILLINOIS	)
	)	ss.
County of Cook	)
On July 25, 2006, before me, Michael Lee Whitchurch, personally appeared Michael J. Valentine, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Signature	/s/ Michael Lee Whitchurch	(Seal)

Exhibit A
to
Deed of Trust
Legal Description:
PARCEL 2 AS SHOWN ON PARCEL MAP FOR BERT CRANE RECORDED JUNE 24, 1986 IN VOLUME 56 OF PARCEL MAPS, PAGE 3, MERCED COUNTY RECORDS AND BEING A DIVISION OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF SECTION 6, T.9S., R9E.,M.D.B. & M.
EXCEPTING THEREFROM OF THE EAST 20 ACRES AN UNDIVIDED 1/3 INTEREST OF ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS AND APPURTENANCES THERETO AND THE RIGHT OF ENTRY AS RESERVED IN BOOK 1575 PAGE 462, MERCED COUNTY RECORDS. (12761-62)

Exhibit B
to
Deed of Trust
Permitted Exceptions: Items 1 through 9, 12, and 14 through 16 of Schedule B, Section 2 of Section 2 of The Commitment for Title Insurance issued by First American Title Insurance Company, Order Number NCS-238080-CHI1, Commitment Date May 31, 2006.

25